March 31, 2010

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 134 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 134 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 134 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1. Adaptive Allocation Fund	31. Leader Total Return Fund
2. Arrow Alternative Solutions Fund	32. MutualHedge Frontier Legends Fund
3. Arrow DWA Balanced Fund	33. MutualHedge Equity Long-Short Legends Fund
4. Arrow DWA Systematic RS Fund	34. MutualHedge Event Driven Legends Fund
5. Arrow DWA Tactical Fund	35. Oxford Global Total Return Fund
6. Arrow Managed Futures Trend Fund	36. Pacific Financial Core Equity Fund
7. Astor Long/Short ETF Fund	37. Pacific Financial Explorer Fund
8. Autopilot Managed Growth Fund	38. Pacific Financial International Fund
9. BTS Bond Asset Allocation Fund	39. Pacific Financial Strategic Conservative Fund
10. Biondo Focus Fund	40. Pacific Financial Tactical Fund
11. Biondo Growth Fund	41. Palantir Fund
12. Bull Path Long Short Fund	42. Princeton Futures Strategy Fund
13. Bull Path Mid Cap Fund	43. Rady Contrarian Long/Short Fund
14. CIFG All Weather Fund	44. Rady Opportunistic Value Fund
15. CMG Absolute Return Strategies Fund	45. Sierra Core Retirement Fund
16. Changing Parameters Fund	46. SouthernSun Mid Cap Fund
17. Chariot Absolute Return Currency Fund	47. SouthernSun Small Cap Fund
18. The Collar Fund	48. Strategic Investing Long/Short Fund
19. The Currency Fund	49. Toews Hedged Emerging Markets Fund
20. EAS Genesis Fund	50. Toews Hedged High Yield Bond Fund
21. EAS Global Cycle Fund	51. Toews Hedged International Developed Markets Fund
22. EM Capital India Gateway Fund	52. Toews Hedged Large-Cap Fund
23. GMG Defensive Beta Fund	53. Toews Hedged Small & Mid Cap Fund
24. Generations Multi-Strategy Fund	54. Wade Core Destination Fund
25. Gratio Values Fund	55. Wayne Hummer Small Cap Core Fund
26. Incline Capital Long/Short Fund	56. Wayne Hummer Large Cap Core Fund
27. Investment Partners Opportunities Fund	57. Wayne Hummer Real Estate 130/30 Fund
28. KCM Macro Trends Fund	58. Winans Equity Long/Short Fund
29. Lacerte Guardian Fund
30. Leader Short-Term Bond Fund